UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 11, 2017

(Date of earliest event reported: August 10, 2017)

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7910 Main Street, 2nd Floor, Houma, LA	70360
(Address of Principal Executive Offices)	(Zip Code)

(954) 876-5400

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Joint Venture Contribution and Formation Agreement

On August 10, 2017, SEACOR LB Holdings LLC (“SLH”), an indirect wholly-owned subsidiary of SEACOR Marine Holdings Inc. (“SEACOR Marine”), entered into a Joint Venture Contribution and Formation Agreement (the “Contribution Agreement”) with Montco Offshore, Inc. (“MOI”), pursuant to which SLH and MOI agreed to contribute in the aggregate 19 self-propelled, self-elevating liftboat vessels (“Liftboat Vessels”), directly or throughentities owning Liftboat Vessels, and certain related assets to a Delaware limited liability company to be formed as a subsidiary of SLH and named Falcon Global Holdings LLC (“FGH”) subject to the satisfaction or waiver of the conditions, set forth in the Contribution Agreement.

MOI had previously filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Case”) and, on August 10, 2017, the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) entered an order approving a term sheet between SLH and MOI in connection with a proposed transaction for SLH to act as sponsor of MOI’s plan of reorganization. The Contribution Agreement constitutes the definitive agreement contemplated by the term sheet.

At the closing of the transactions contemplated by the Contribution Agreement (the “Transactions”), , (a) SLH will, or will cause its affiliates to, contribute to FGH, among other things, (i) nine Liftboat Vessels, (ii) a 100% ownership interest in SEACOR LB Offshore (MI) LLC, which holds a 50% ownership interest in Falcon Global Holdings LLC (“FGL”) which, in turn, indirectly owns two Liftboat Vessels, (iii) a 100% ownership interest in C-Lift LLC which indirectly owns two Liftboat Vessels and (iv) approximately $15,000,000 in cash; and (b) MOI will contribute to the Company, among other things, (i) six Liftboat Vessels owned by it directly and (ii) a 100% ownership interest in Montco Global LLC which holds the remaining 50% ownership interest in FGL. FGH will also assume certain liabilities of the parties relating to the contributed assets. In exchange for their contributions of such assets, SLH and MOI will receive equity interests in FGH in proportion to the values of the respective assets (net of liabilities) that they contributed to FGH. It is expected that SLH will own a majority of the equity interests in FGH.

The parties to the Contribution Agreement have each made customary representations and warranties. SLH has agreed, subject to the terms of the Contribution Agreement, to various covenants and agreements, including, among others: (a) to conduct its business in the ordinary course and in a manner consistent with past practice; and (b) to use commercially reasonable efforts and cooperate in good faith with MOI to cause the Company, as borrower, to (i) enter into a credit facility consolidating certain existing credit facilities of MOI and (ii) enter into intercreditor or similar agreements with respect to such consolidated facility, the credit facility associated with C-Lift and its subsidiaries and the credit facility associated with FGL. Accordingly, the Company would directly or indirectly assume approximately $130 million of indebtedness from MOI’s credit facilities which will be reflected on SEACOR Marine’s financial statements and approximately $76 million of indebtedness currently reflected on SEACOR Marine’s financial statements. SEACOR Marine agreed to guarantee for two years the interest payments due on the indebtedness to be assumed from MOI’s credit facilities but such indebtedness will otherwise be nonrecourse to SEACOR Marine. The parties have also agreed to use their respective commercially reasonable efforts to make any required filings and obtain any required approvals from governmental authorities for the Transactions.

Each party’s obligation to consummate the Transactions is subject to certain conditions, including, among others: (i) the entry of an order of the Bankruptcy Court approving the Transactions, and the receipt of all other required Bankruptcy Court approvals; (ii) expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of any order or legal requirement issued or enacted by any court or other governmental authority, which is in effect and prevents the consummation of the Transactions; and (iv) the absence of any material adverse effect on the other party.

The Contribution Agreement contains certain specified termination provisions, including, among others, the right of either party to terminate the Contribution Agreement if the Closing has not occurred on or before December 31, 2017. The Contribution Agreement also provides for the payment from MOI to SLH of a break-up fee of $3,960,000 (the “Break-up Fee”) and reimburse the reasonable documented fees and expenses incurred by SLH in connection with the Transactions up to (but not in excess of) $1,000,000 (the “Expense Reimbursement”) in the event that (i) the Bankruptcy Court approves a competing transaction, (ii) SLH terminates the Contribution Agreement due to a breach of MOI or (iii) the Contribution Agreement is terminated for any other reason, and, at the time of such termination, SLH would have been permitted to terminate the Contribution Agreement due to a breach of MOI. Thehe Bankruptcy Court’s August 10, 2017 order approved (i) SLH as the “stalking horse” bidder for the sale of MOI’s assets in connection with the Bankruptcy Case, and (ii) upon execution of the Contribution Agreement, the Break-up Fee and Expense Reimbursement.

A copy of the Contribution Agreement is filed herewith as Exhibit 2.1 and is incorporated in this Item 1.01 by reference. The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement.

The Contribution Agreement has been filed as an exhibit to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about SEACOR Marine, SLH or MOI. The representations, warranties and covenants in the Contribution Agreement were made only for the purpose of the Contribution Agreement and solely for the benefit of the parties to the Contribution Agreement as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Contribution Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in disclosure schedules agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Contribution Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the SEACOR Marine, SLH or MOI or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in SEACOR Marine’s public disclosures.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

2.1*	Joint Venture Contribution and Formation Agreement, dated August 10, 2017, by and between SEACOR LB Holdings LLC and Montco Offshore, Inc.

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR MARINE HOLDINGS INC.

	By:	/s/ Matthew Cenac
Matthew Cenac
Executive Vice President and Chief Financial Officer

Date: August 11, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Joint Venture Contribution and Formation Agreement, dated August 10, 2017, by and between SEACOR LB Holdings LLC and Montco Offshore, Inc.

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished as a supplement to the Securities and Exchange Commission upon request.